Exhibit 10.2

PROMISSORY NOTE

Jackson, Mississippi
$25,000,000	Dated as of December 16, 2004

FOR VALUE RECEIVED, Trex Company, Inc., a Delaware corporation, (the “Borrower”), promises to pay to the order of the Mississippi Business Finance Corporation, a public corporation duly organized and existing under the laws of the State of Mississippi, (the “Issuer”), the aggregate principal sum of Twenty-five Million and 00/100 Dollars ($25,000,000) together with (a) interest thereon in an amount sufficient to enable the Issuer to make payment of all interest becoming due and payable on the Issuer’s $25,000,000 Variable Rate Demand Environmental Improvement Revenue Bonds (Trex Company, Inc. Project), Series 2004 (the “Bonds”) in the aggregate principal amount of Twenty-five Million and 00/100 Dollars ($25,000,000), issued pursuant to a Trust Indenture dated as of December 1, 2004 (the “Indenture”) between the Issuer and J.P. Morgan Trust Company, National Association, a national banking association, as Trustee (the “Trustee”), which Indenture and Bonds are incorporated herein by reference and made a part hereof, and (b) such redemption premiums and other amounts as are required to be paid by the Borrower to the Issuer as Loan Repayments as provided in the Loan Agreement, dated as of December 1, 2004 by and between the Borrower and the Issuer (the “Loan Agreement”), which is incorporated herein by reference and made a part hereof.

The foregoing amounts shall be paid by means of Loan Repayments which shall be due and payable (less any credits to which the Borrower may be entitled under the Loan Agreement), in immediately available funds, as follows:

A. On or before 2:00 p.m., New York time on each date on which a payment of interest is due on the Bonds, the Borrower shall pay interest in an amount equal to the aggregate unpaid interest due or to become due on the Bonds on such payment date, less any Eligible Funds (as defined in the Indenture) then held by the Trustee in the Bond Fund (as defined in the Indenture) which are then being held for application to the payment of interest on the Bonds in accordance with the Indenture;

B. On or before 2:00 p.m., New York time on each date on which a payment of principal, Purchase Price (as defined in the Indenture) and premium, if any, is due on the Bonds, whether by maturity, acceleration or otherwise, the Borrower shall pay principal and premium, if any, in an amount equal to principal, Purchase Price and premium, if any, then due or to become due on the Bonds on such payment date, less any Eligible Funds then held by the Trustee in the Bond Fund, other than those Eligible Funds applied to payment of interest on the Bonds as set forth above, which are then being held for the payment of principal, Purchase Price and premium, if any, on the Bonds under the Indenture.

Notwithstanding the foregoing, the Borrower shall pay principal of, premium, if any, and interest on the Bonds to the Trustee so as to permit the redemption of all or a portion of Bonds then outstanding in accordance with Section 217 of the Indenture.

The Borrower shall have the option to make advance payments of Loan Repayments, from time to time, which advance payments shall be deposited with the Trustee in the Bond Fund and shall be applied as provided in the Loan Agreement and the Indenture.

All payments shall be made in coin or currency of the United States of America in immediately available funds at the principal office of the Trustee, or at the office of any successor Trustee.

If the Borrower fails to pay any installment of principal, premium, if any, and interest when due under this Promissory Note and the Trustee fails to receive sufficient moneys pursuant to one or more draws under the Letter of Credit (as defined in the Indenture) to pay any such installment, or upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, the Trustee then, or at any time thereafter, may under certain conditions specified in Section 602 of the Indenture give notice to the Borrower declaring all unpaid amounts then outstanding hereunder or under the Loan Agreement (including all fees), to be due and payable, and thereupon, without further notice or demand, all such amounts shall become and be immediately due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any time in the event of any continuing or subsequent default.

All payments hereon shall be applied first to accrued interest, then to premium, if any, and then to principal.

The undersigned waives (except as provided herein) demand, protest, presentment for payment and notice of nonpayment and agrees to pay all costs of collection when incurred, including reasonable attorneys’ fees, and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every instrument evidencing or securing the indebtedness evidenced hereby. No extension of the time for the payment of this Promissory Note made by agreement with any Person now or hereafter liable for the payment of this Promissory Note shall operate to release, discharge, modify, change or affect the original liability under this Promissory Note, either in whole or in part, of the undersigned if not a party to such agreement.

This Promissory Note is issued under and is subject to the terms and conditions of the Loan Agreement.

This Promissory Note and all instruments securing the same are to be construed according to the laws of the State of Mississippi, without regard to conflicts of law principles.

TREX COMPANY, INC., a Delaware corporation

By:	/s/ Paul D. Fletcher
Its:	Senior Vice President and Chief Financial Officer

PAY TO THE ORDER OF J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, WITHOUT WARRANTY OR RECOURSE.

MISSISSIPPI BUSINESS FINANCE CORPORATION, a public corporation duly organized and existing under the laws of the State of Mississippi

By:	/s/ Bill Barry
Its:	Executive Director

(SEAL)

ATTEST:

By:	/s/ Vernon Smith
Its:	Secretary

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